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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-103664) and Form S-8 (No. 333-01225,
No. 333-31125, No. 333-36099, No. 333-36163, No. 333-57223, No. 333-83745,
No. 333-83747, No. 333-46472, No. 333-46476, No. 333-46626, No. 333-67944,
No. 333-67946, No. 333-90060, No. 333-90062, and No. 333-85196) of Hexcel
Corporation of our report dated March 2, 2003 relating to the financial statements of BHA Aero Composite Parts Co., Ltd., which appear in this Form 10-K/A.


/s/ DELOITTE TOUCHE TOHMATSU

Deloitte Touche Tohmatsu
Certified Public Accountants Ltd.

Beijing, China
March 31, 2003